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                           CERTIFICATE OF AMENDMENT

                                      OF

                           CERTIFICATE OF FORMATION

                                      OF

                    TELECOMMUNICATIONS TECHNIQUES CO., LLC
                    --------------------------------------

                       Pursuant to Section 18-202 of the
                         Limited Liability Company Act
                           of the State of Delaware
                   ----------------------------------------

      TELECOMMUNICATIONS TECHNIQUES CO., LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

      That the Certificate of Formation of the Company is hereby amended by changing the name of the Corporation to DYNATECH, LLC.

      IN WITNESS WHEREOF, the Company, has caused this Certificate of Amendment of Certificate of Formation to be executed by a duly authorized officer thereof as of the 21st day of December, 1998.

                                        DYNATECH LLC


                                        By:/s/ Mark V.B. Tremallo
                                           -------------------------------------
                                           Mark V. B. Tremallo
                                           Corporate Vice President and
                                               General Counsel